UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 16, 2015

RESPONSE BIOMEDICAL CORP.

(Exact name of registrant as specified in its charter)

Vancouver, British Columbia, Canada	000-50571	98 -1042523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1781 - 75th Avenue W.

Vancouver, British Columbia, Canada V6P 6P2

(Address of principal executive offices, including zip code)

(604) 456-6010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Response Biomedical Corp. (“Response” or the “Company”) announced on February 16, 2015 that it has earned the second milestone of US$720,000 in the previously filed Technology Development Agreement (the “TDA”) dated as of October 15, 2014, by and between the Company and Hangzhou Joinstar Biomedical Technology Co. Ltd. (“Joinstar”). The milestone was earned upon the signing of the definitive Collaboration Agreement (the “Collaboration Agreement”) to support the co-development by Response and Joinstar of components and assays that will run on a high throughput rapid immunoassay analyzer developed by Joinstar. Concurrently, the companies have entered into a definitive Supply Agreement (the “Supply Agreement” and together with the Collaboration Agreement, the “Agreements”) whereby Response will provide certain materials to Joinstar required for Joinstar to manufacture and sell these assays specifically to run on their new analyzer.

Joinstar’s main business is research & development, manufacturing, distribution services and bioinformatics targeting the medical In Vitro Diagnostics (“IVD”) market, located in Hangzhou, Zhejiang Province, China and has developed a high throughput rapid immunoassay analyzer and various assays.

Under the terms of the Collaboration Agreement and the previously signed TDA, Response is eligible to receive cash milestones totaling US$3.8 million over the planned fifteen month project period. In addition, under the terms of the Supply Agreement, Response is eligible to receive US$2.13 million in revenue-based payments over the first five years of commercialization of the co-developed assays. In December 2014, the Company previously disclosed that Joinstar-related entities had purchased 1,800,000 common shares of Response at a price of $1.21 per share for total gross proceeds of $2,178,000.

Additionally, the Agreements collectively aim to utilize Response’s core capabilities in research and technical development to create an additional revenue stream from facilities that require a higher throughput than its RAMP® platform and therefore complement the sales from Response’s current distributors in China.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of such Agreements, which are filed together hereto and are incorporated herein by reference.

Item 8.01 Other Events.

The Company issued a press release on February 16, 2015, announcing its entry into the Agreements. A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated by reference in this Item 8.01.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1†	Collaboration Agreement, dated as of February 16, 2015, by and between the Company and Hangzhou Joinstar Biomedical Technology Co., Ltd.
10.2†	Supply Agreement, dated as of February 16, 2015, by and between the Company and Hangzhou Joinstar Biomedical Technology Co., Ltd.
99.1	Press release, dated February 16, 2015.

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment and the non-public information has been filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE BIOMEDICAL CORP.

By:	/s/William J. Adams
William J. Adams Chief Financial Officer

Date: February 20, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1†	Collaboration Agreement, dated as of February 16, 2015, by and between the Company and Hangzhou Joinstar Biomedical Technology Co., Ltd.
10.2†	Supply Agreement, dated as of February 16, 2015, by and between the Company and Hangzhou Joinstar Biomedical Technology Co., Ltd.
99.1	Press release, dated February 16, 2015.

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment and the non-public information has been filed separately with the SEC.